UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

July 7, 2015
(Date of Report)

AMERICAN HOUSING INCOME TRUST, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85058 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREMENT.

On February 4, 2015, the Board of Directors for American Housing Income Trust, Inc., a Maryland corporation, f/k/a Affinity Mediaworks Corp., a Nevada corporation (the "Company"), ratified and approved, amongst other things, the private sale of 20,000 shares of the Series A Preferred Stock (the "Series A Preferred"), each of which has the voting right of 25,000 votes per share on all matters submitted to a vote of the shareholders, and 58,809,678 shares of common stock, representing 50.79% of the total outstanding of 116,068,770 common stock outstanding of the Company.

The Share Purchase Agreements were entered into between the selling shareholders, below, American Realty Partners, LLC, an Arizona limited liability company ("American Realty"), as buyer, and the Company. These agreements are collectively referred to herein as the "SPAs". The SPAs closed escrow on February 13, 2015 with the receipt of medallion signed transfers of the restricted certificates resulting in a change of control. The selling shareholders were as follows:

Aquamarine Holdings, LLC	9,000,000 Common Shares;
Dunlap Consulting, LLC	9,000,000 Common Shares;
Nutmeg State Realty, LLC	9,000,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc	6,250,000 Common Shares;
Friction & Heat, LLC	6,250,000 Common Shares;
Cortland Comm., LLC	109,678 Common Shares.

On March 27, 2015, through Schedule 14C, the Company noticed a reverse split of its common stock on a 1:1,000 basis, and its conversion from a Nevada corporation to a Maryland corporation pursuant to the conversion statutes under the Nevada Revised Statutes and Maryland General Corporation Law. In order to account for dissenter's rights and abbreviated notice to non-beneficial owners of the Company's common stock, these actions did not become effective until May 6, 2015.

Pursuant to the Amended Resolution of the Board of Directors dated May 14, 2015, which supplemented, amended and revised the Resolution of the Board of Directors dated May 8, 2015, the Board of Directors authorized Eric Stoffer's execution of the following materially definitive agreements: (a) the Stock Exchange and Restructuring Agreement (the "Stock Exchange Agreement") between American Realty Partners, LLC, an Arizona limited liability company and related party ("American Realty"), and the Company dated May 15, 2015, and (b) the Parent-Subsidiary and Operations Agreement (the "Subsidiary Agreement") between Performance Realty Management, LLC, an Arizona limited liability company and related party ("Performance Realty"), American Realty and the Company, which has as an effective date of the "Closing," as defined under the Stock Exchange Agreement.

The Stock Exchange Agreement was executed on May 15, 2015, but the closing had been conditioned upon satisfaction of the conditions precedent in Article V thereunder. More specifically, the closing was conditioned upon approval by the Financial Industry Regulatory Authority ("FINRA") of the actions in its Schedule 14C; more specifically, FINRA's approval of the reverse stock split. The closing of the Stock Exchange Agreement occurred on July 6, 2015 with the issuance of 5,000,000 shares of common stock to the former members of American Realty Partners. The closing of the Stock Exchange Agreement resulted in American Realty being a wholly-owned subsidiary of the Company. The Subsidiary Agreement close concomitant with the closing of the Stock Exchange Agreement.

Under the terms of the Subsidiary Agreement, the Company agreed to be bound by the Operating Agreement for American Realty dated November 1, 2013 (the "American Realty Operating Agreement"). The Company further agreed that Performance Realty would continue to operate as the Manager for American Realty pursuant to the terms of the American Realty Operating Agreement, subject to the following amendment to Section 3.10 of the American Realty Operating Agreement:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., by May 22, 2015, and on the annual anniversary of this issuance, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code § 707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses."

In the Subsidiary Agreement, the Company recognized the value of Performance Realty in continuing to serve as Manager of American Realty until such time the Company determines that the management impairs or restricts the Company's long-term objective of operating as a real estate investment trust under Maryland law. The parties under the Subsidiary Agreement recognize that until the Company is financially and operationally prepared and positioned to operate as a real estate investment trust, Performance Realty must manage American Realty in order to maintain continuity during this transition in operations. Performance Realty has agreed to take direction from the Company's Board of Directors regarding those matters set forth in Article 3 of the American Realty Operating Agreement. Notwithstanding, the day-to-day administrative and ministerial tasks in operating American Realty are to be performed in the discretion of Performance Realty and its employees and agents, based on their collective education, experience and training. Performance Realty shall provide reporting and general updates to the Company's Board of Directors in a commercially reasonable manner.

On May 26, 2015, the Board of Directors unanimously approved Direct Transfer, LLC to issue additional shares as required to facilitate requests to perform the round-up of the fractional shares on a beneficial holder level following FINRA's approval of the reverse stock split without further notification to or approvals. FINRA approved the completion of the reverse stock split effective June 10, 2015. FINRA assigned the Company the temporary trading symbol of AFFWD for trading on the Over-The-Counter market (recently down-listed from the QB to Pink Sheets). The trading symbol will automatically be changed to AHIT effective July 8, 2015. As a result of the reverse stock split and round-up, and the conversion of the Series A Preferred (but before the issuances under the Stock Exchange Agreement, Subsidiary Agreement and Advisory Agreements discussed herein), the Company's issued and outstanding shares of common stock, as of June 28, 2015, equaled 116,353. On June 29, 2015, the Company issued 21 shares to Pershing, LLC as part of the beneficial round-up previously approved by resolution. Therefore, as of June 29, 2015, the total issued and outstanding shares of common stock equaled 116,374.

On June 23, 2015, pursuant to Article VII of the Articles of Incorporation for the Company, American Realty approved the Board of Director's recommendation to amend the Articles of Incorporation to ratify the authorized shares of common stock at 100,000,000, par value of $0.01, and shares of preferred stock at 10,000,000, par value of $0.001. In response, on June 24, 2015, the Board of Directors, pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws, resolved to amend the Articles of Incorporation as directed by American Realty. The Board of Directors independently resolved to amend the Articles of Incorporation as directed by American Realty, and to amend the fiscal year end to December 31st.

In addition to this amendment, the Board of Directors accepted the resignations of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appointed Sean Zarinegar to fill the vacancies of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer. Monica Andreas was appointed Secretary to fill the vacancy. The Board of Directors had concluded that making such adjustments at the director and officer levels were in the best interests of the Company. Jeff Howard was appointed a director to fill the vacancy caused by Eric Stoffers' resignation.

On June 25, 2015, the Company and American Realty entered into restructured financing agreements with Firstkey Lending, LLC ("Firstkey"). Firstkey approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Sean Zarinegar and Performance Realty ratified their respective duties and obligations to Firstkey. The Firstkey debt service directly benefits the Company.

On June 29, 2015, Performance Realty, American Realty and the Company entered into the First Amended Parent-Subsidiary and Operations Agreement (the "First Amended Subsidiary Agreement"). The First Amended Subsidiary Agreement set forth Performance Realty's agreement to retain an option for the issuance of the 1,000,000 shares upon written notice being exercised by Performance Realty. These shares shall be deposited into the Company's treasury for future issuance.

On July 6, 2015, the Company proceeded to issue shares of common stock to Sean Zarinegar (1,000,000 shares) and Ken Hedrick (25,000 shares) under their respective agreements. There was an additional 21 shares issued to Pershing, LLC and 1 share to Interactive Brokers, LLC, as part of the beneficial round-up, and an additional 109 beneficial round up shares issued upon the effectiveness of the Stock Exchange Agreement. As of this filing, the Company has 6,141,484 shares of common stock issued and outstanding among 588 shareholders.

ITEM 2.01 COMPLETION OF DISPOSITION OR ACQUISITION OF ASSETS.

As described above under Item 1.01, the Company acquired all of the issued and outstanding units in American Realty. American Realty is the owner and operator of 34 residential properties in Arizona, Texas and Nevada. 214 former members of American Realty were issued a total of 5,000,000 shares of restricted common stock in the Company pursuant to the Stock Exchange Agreement (subject to a subsequent small round-up of 109 shares). The intent of this restructuring was to effectuate a tax-free reorganization pursuant to IRC 368. Shortly thereafter, on July 6, Sean Zarinegar and Ken Hedrick were issued 1,000,000 and 25,000 shares of common stock, respectively, under their respective advisor agreements. The stock issuance referenced in the agreements between the Company and Stoffers and Deegan was not closed as a result of them resigning their respective positions prior to the closing of the Stock Exchange Agreement. Concomitant with the above-referenced actions, the Company was issued 100 units in American Realty to finalize the stock exchange and restructuring. It is these acts, amongst other disclosures herein, that the Company relies on in coming to the reasoned opinion that it is now an operational entity, as addressed in Item 5.06 herein.

Pursuant to Item 2.01(f) of Form 8-K, the Company provides below the information that would be required if it was filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such as a discussion related to the business as a going concern, risk factors, financial information, security ownership of certain beneficial owners, and directors and executive officers. However, for the sake of avoiding redundancy and clarity to the reader, Items typically discussed in Sections 3, 5 and 9 of a Form 10 under the Act are not set forth in this section but are rather set forth in Section 3, 5 and 9 of this Form 8-K.

Item 1. BUSINESS

All statements contained in this Form 8-K, other than statements of historical facts, which address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

As used in this Form 8-K, unless the context requires otherwise, "we" or "us" or "us" means American Housing Income Trust, Inc. All dollar amounts in this annual report refer to US dollars unless otherwise indicated.

Company Information

Organization

The Company was originally incorporated as Green Bikes Rental Corporation on December 17, 2007, under the laws of the State of Nevada, as a development stage company. The Company issued 5,000,000 shares of common stock at the time of incorporation as "founder's shares" to Yulia Nesterchuk. On April 30, 2008, the Company filed its Form S-1 Registration Statement under the Securities Act of 1933 registering 2,000,000 shares of our common stock at an offering price of $0.10. On May 30, 2008, the Company completed its public offering and raised $50,830 by selling 508,300 shares of registered common stock. On October 17, 2008, our shares of common stock began trading on FINRA's Over-The-Counter Bulletin Board under the symbol "GBKR." There was minimal trading activity in 2009 and early-2010.

On January 30, 2009, the Company amended its Articles of Incorporation to change the name of Green Bikes Rental Corporation to Affinity Mediaworks Corp. and increase the authorized shares of common stock in the Company to 200,000,000 and effectuated a 20:1 forward-split of the Company's issued and outstanding shares of common stock. We received a new symbol - "AFFW", for the quotation of our common stock on the OTC Bulletin Board on January 30, 2009. At the time, the intent of the Company was to become involved in the development, finance, sales, acquisition, distribution and marketing of high quality intellectual property devoted for the entertainment and leisure markets, through films under budgets from $4 to $8 million. We believed that our product line would represent a timely opportunity with the potential for fast acceptance in the international marketplace.

We were also finalizing plans to vertically integrate in all aspects of the industry, including pre and post production services. These ancillary services were priced at a level where we believed we could become a key provider of solutions to the independent and small film sector. The services that we planned on offering would help provide a monthly revenue stream that would create an independent profit center within our organization and provide supplemental cash flow to us while our major film projects are being shot and carried to market. As of May 17, 2010, we had approximately 51 shareholders of record and 50,166,000 outstanding shares of common stock.

On July 23, 2012, Cortland Communications, LLC, a Utah limited liability company ("Cortland"), whose principal was Mark T. Gleason, entered into a share purchase agreement with the Company. Under the terms of the agreement, Cortland purchased a control block consisting of approximately seventy-nine and forty-six one hundredths percent (79.46%) of the outstanding common shares of the Company in consideration for $75,000. Scott Cramer resigned as the sole director of the Company, and Mr. Gleason was appointed Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director. As of July 31, 2012, the Company had 50,355,969 shares of common stock issued and outstanding.

On August 2, 2012, 24,000,000 shares of our common stock were issued in consideration of a release of a note payable to three shareholders. These shares were issued to Robert Thast (7,000,000), Phillip Brooks (7,000,000) and Yuriy Nesterchuck (10,000,000). On August 20, 2012, the Company filed a Certificate of Amendment with the State of Nevada reclassifying its capital stock as 190,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock.

On August 23, 2012, in consideration of the release of a note payable, the Company issued 3,380,000 shares of its common stock. Id. On September 18, 2012, the Company recorded minutes on a proposed 777:1 reverse stock split retroactively adjusted to inception of the Company, pending approval from FINRA. On July 2, 2013, the Company recorded minutes announcing the termination of the proposed reverse stock split. On July 12, 2013, in exchange for notes payable and accrued interest of $16,098, the Company issued 73,549 shares of common stock to Cortland Communications, LLC. The Company recorded a loss on debt conversion of $1,693,902 related to this transaction. Id.

On January 24, 2014, the Company recorded minutes on a proposed a 775:1 reverse stock split. See Form 10-K dated March 7, 2014. As of March 7, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect this split. The reverse stock split had been approved by FINRA with the effective date of February 21, 2014. As of January 31, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect the proposed 775:1 reverse stock split.

On April 1, 2014, 69,531,000 shares of common stock were issued for consulting services. The shares of common stock had been valued at $695 based on par value for the issuance for these shares on the date of the grant. The shares were issued to:

Fortitude Group, Inc.	9,250,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Friction and Heat, LLC	6,250,000 Common Shares;
Procap Funding, Inc.	6,250,000 Common Shares;
Rochester Equities of NY, Inc.	6,700,000 Common Shares;
Data Capital Corp.	6,700,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc.	6,250,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Libra6 Management Corp.	6,481,000 Common Shares; and
Gemini Group Global Corp.	2,000,000 Common Shares.

For the six-month period between January 31, 2014 and July 31, 2014, the Company had issued 198 shares of common stock due to beneficial roundup and recalculation of the previous reverse split. As of April 30, 2014, the Company had 190,000,000 shares of common stock authorized at $0.00001 par value per share and 69,705,022 shares of common stock issued and outstanding.

On July 8, 2014 the Company filed a Certificate of Amendment with the State of Nevada to increase the number of authorized capital stock to 510,000,000. The number of authorized shares common stock increased to 500,000,000 with a par value of $0.00001 and the number of authorized blank check preferred remained the same at 10,000,000 with a par value of $0.00001. Id. On July 11, 2014, the Company authorized from its 10,000,000 shares of preferred stock, the designation of 20,000 shares of preferred stock classified as the "Series A Preferred Stock," which carried super voting rights equal to 25,000 votes per share.

On July 25, 2014, the Company recorded a stock payable of 9,000,000 shares of common stock, in exchange for received payment of $1,800. As of July 31, 2014, the Company had 500,000,000 shares of common stock authorized and 69,705,083 shares of common stock issued and outstanding. On August 19, 2014, 9,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $1,800 recorded on July 25, 2014, and 18,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $3,600 recorded on August 14, 2014.

A change of control of the Company occurred on October 28, 2014 when Cortland Communications, LLC acquired 20,000 shares of the Series A Preferred Stock in consideration for the retirement of debt owed the entity. See Form 8-K dated October 29, 2014. The Company recorded on its Form 10-Q dated December 15, 2014, $19,452 in debt converted held in interest and notes and $66,548 as a loss on the conversion of related party debt. As a result, Cortland Communications, LLC held, at the time, voting rights equivalent to 500,000,000 shares of the Company's common stock. According to the Form 10-Q, as of the filing, the Company had 94,568,770 shares of common stock issued and outstanding.

On February 4, 2015, the Board of Directors for the Company ratified and approved, amongst other things, the private sale of 20,000 shares of the Series A Preferred Stock and 58,809,678 shares of Common Stock representing 50.79% of the total outstanding of 116,068,770 Common Stock outstanding of the Company.

The Share Purchase Agreements were entered into between the selling shareholders, below, American Realty , as buyer, and the Company. These agreements are collectively referred to herein as the "SPAs". The SPAs closed escrow on February 13, 2015 with the receipt of medallion signed transfers of the restricted certificates. The selling shareholders were as follows:

Aquamarine Holdings, LLC	9,000,000 Common Shares;
Dunlap Consulting, LLC	9,000,000 Common Shares;
Nutmeg State Realty, LLC	9,000,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc	6,250,000 Common Shares;
Friction & Heat, LLC	6,250,000 Common Shares;
Cortland Comm., LLC	109,678 Common Shares.

These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Company. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland Communications, LLC (the "Series A Preferred"). As a result, a change of control of the Company took place on February 13, 2015 (the date of the closing of escrow).

On March 2, 2015, American Realty voted its shares of common stock and preferred stock in adopting a Plan of Conversion pursuant to Sections 92A.005 et seq. of the Nevada Revised Statutes, and Section 3-904(c)(1) of the Code of Maryland (the "Plan of Conversion"). The Plan of Conversion was recommended by the Board of Directors of the Company. The action consented to was to convert the Company from a Nevada corporation to a Maryland corporation, pursuant to conversion statutes under the Nevada Revised Statutes (the "NRS") and the Maryland General Corporation Law (the "MGCL") (the "Maryland Conversion").

As of the close of business on March 2, 2015, we had 116,068,770 shares of Common Stock outstanding of the Company (subject to the Reverse Stock Split) and 20,000 shares of Preferred Stock. Each share of outstanding Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 25,000 votes. These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Company. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland Communications, LLC (the "Series A Preferred"). As a result, a change of control of the Company took place.

On March 27, 2015, through Schedule 14C, the Company noticed a reverse split of its common stock on a 1:1,000 basis, and its conversion from a Nevada corporation to a Maryland corporation pursuant to the conversion statutes under the Nevada Revised Statutes and Maryland General Corporation Law. In order to account for dissenter's rights and abbreviated notice to non-beneficial owners of the Company's common stock, these actions did not become effective until May 6, 2015.

Pursuant to the Amended Resolution of the Board of Directors dated May 14, 2015, which supplemented, amended and revised the Resolution of the Board of Directors dated May 8, 2015, the Board of Directors authorized Eric Stoffer's execution of the following materially definitive agreements: (a) the Stock Exchange and Restructuring Agreement (the "Stock Exchange Agreement") between American Realty Partners, LLC, an Arizona limited liability company and related party ("American Realty"), and the Company dated May 15, 2015, and (b) the Parent-Subsidiary and Operations Agreement (the "Subsidiary Agreement") between Performance Realty Management, LLC, an Arizona limited liability company and related party ("Performance Realty"), American Realty and the Company, which has as an effective date of the "Closing," as defined under the Stock Exchange Agreement.

The Stock Exchange Agreement was executed on May 15, 2015, but the closing had been conditioned upon satisfaction of the conditions precedent in Article V thereunder. More specifically, the closing was conditioned upon approval by the Financial Industry Regulatory Authority ("FINRA") of the actions in its Schedule 14C; more specifically, FINRA's approval of the reverse stock split. The closing of the Stock Exchange Agreement occurred on July 6, 2015 with the issuance of the shares to the former members of American Realty Partners. The closing of the Stock Exchange Agreement resulted in American Realty being a wholly-owned subsidiary of the Company. The Subsidiary Agreement, as amended, closed concomitant with the closing of the Stock Exchange Agreement.

Under the terms of the Subsidiary Agreement, the Company agreed to be bound by the Operating Agreement for American Realty dated November 1, 2013 (the "American Realty Operating Agreement"). The Company further agreed that Performance Realty would continue to operate as the Manager for American Realty pursuant to the terms of the American Realty Operating Agreement, subject to the following amendment to Section 3.10 of the American Realty Operating Agreement:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., by May 22, 2015, and on the annual anniversary of this issuance, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code § 707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses."

In the Subsidiary Agreement, the Company recognized the value of Performance Realty in continuing to serve as Manager of American Realty until such time the Company determines that the management impairs or restricts the Company's long-term objective of operating as a real estate investment trust under Maryland law. The parties under the Subsidiary Agreement recognize that until the Company is financially and operationally prepared and positioned to operate as a real estate investment trust, Performance Realty must manage American Realty in order to maintain continuity during this transition in operations. Performance Realty has agreed to take direction from the Company's Board of Directors regarding those matters set forth in Article 3 of the American Realty Operating Agreement. Notwithstanding, the day-to-day administrative and ministerial tasks in operating American Realty are to be performed in the discretion of Performance Realty and its employees and agents, based on their collective education, experience and training. Performance Realty shall provide reporting and general updates to the Company's Board of Directors in a commercially reasonable manner.

On May 26, 2015, the Board of Directors unanimously approved Direct Transfer, LLC to issue additional shares as required to facilitate requests to perform the round-up of the fractional shares on a beneficial holder level following FINRA's approval of the reverse stock split without further notification to or approvals. FINRA approved the completion of the reverse stock split effective June 10, 2015. FINRA assigned the Company the temporary trading symbol of AFFWD for trading on the Over-The-Counter market (recently down-listed from the QB to Pink Sheets). The trading symbol will automatically be changed to AHIT effective July 8, 2015. As a result of the reverse stock split and round-up, and the conversion of the Series A Preferred (but before the issuances under the Stock Exchange Agreement, Subsidiary Agreement and Advisory Agreements discussed herein), the Company's issued and outstanding shares of common stock, as of June 28, 2015, equaled 116,353. On June 29, 2015, the Company issued 21 shares to Pershing, LLC as part of the beneficial round-up previously approved by resolution. Therefore, as of June 29, 2015, the total issued and outstanding shares of common stock equaled 116,374.

On June 23, 2015, pursuant to Article VII of the Articles of Incorporation for the Company, American Realty approved the Board of Director's recommendation to amend the Articles of Incorporation to ratify the authorized shares of common stock at 100,000,000, par value of $0.01, and shares of preferred stock at 10,000,000, par value of $.001. In response, on June 24, 2015, the Board of Directors, pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws, resolved to amend the Articles of Incorporation as directed by American Realty. The Board of Directors independently resolved to amend the Articles of Incorporation as directed by American Realty, and to amend the fiscal year end to December 31st.

In addition to this amendment, the Board of Directors accepted the resignations of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appointed Sean Zarinegar to fill the vacancies of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer. Monica Andreas was appointed Secretary to fill the vacancy. The Board of Directors had concluded that making such adjustments at the director and officer levels were in the best interests of the Company. Jeff Howard was appointed a director to fill the vacancy caused by Eric Stoffers' resignation.

On June 25, 2015, the Company and American Realty entered into restructured financing agreements with Firstkey Lending, LLC ("Firstkey"). Firstkey approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Sean Zarinegar and Performance Realty ratified their respective duties and obligations to Firstkey. The Firstkey debt service directly benefits the Company.

On July 6, 2015, the Company proceeded to issue shares of common stock to Sean Zarinegar (1,000,000 shares) and Ken Hedrick (25,000 shares) under their respective agreements. There was an additional 21 shares issued to Pershing, LLC and 1 share to Interactive Brokers, LLC, as part of the beneficial round-up, and an additional 109 beneficial round up shares issued upon the effectiveness of the Stock Exchange Agreement. Therefore, as of this filing, the Company has 6,141,484 shares of common stock issued and outstanding among 588 shareholders.

Although management believes that the assumptions underlying the forward looking statements included in this filing are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this filing will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the United States Securities and Exchange Commission (the "SEC") after the date of this report.

The Company is currently working with its auditors, financial advisors, and corporate, tax and securities counsel to take the necessary steps to restructure the entity into a real estate investment trust (a "REIT"). The intent following the restructuring into a REIT is to embark on an aggressive capital raising strategy in mid-2015 in order to expand upon the recent successes of our wholly-owned subsidiary - American Realty.

Operation of Business - Acquire, Renovate, Lease, and Manage Single-Family Residential Properties

WHY AHIT?

Through its wholly-owned subsidiary, American Realty, the Company currently holds title to 34 residential properties, subject to the first secured debt serviced by Firstkey. The Company will continue to acquire, renovate, lease, and manage primarily single-family residential properties, and engage in such other activities as are reasonably incidental to the foregoing. More specifically, the Company intends on engaging in the business of purchasing real estate for the purpose of making cosmetic changes, repairs, and other enhancements in order to increase the value of the properties, and then rent such property to tenants. The Company intends on renting each property for a period of 12 months from acquisition and then resell the property. However, the occurrence of unforeseen events (e.g., a robust rental market or a weak resale market) may cause the Company to adjust its rental and resale strategies. The Company does not intend to acquire commercial properties.

Acquisition of Properties

The Company intends on acquiring residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), distressed sale transactions, and, in some circumstances, wholesale transactions. The number of residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), number of persons seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company. Another intended strategy of the Company is to partner with other single family residential owners in creating related umbrella partnerships through entities commonly referred to as an "UPREIT" similar to the following schematic:

Target Markets

The Company's goal is to purchase real property primarily in the western United States (including without limitation Phoenix, Las Vegas, Tucson, and California) at or below the target purchase price of $200,000 (which amount is intended to include completion costs of any repairs and/or other enhancements). Although the Company will strive to meet this goal, it may, however, on occasion, purchase real property with a total purchase price in excess of $200,000. If the Board of Directors decides that any markets outside of the aforementioned markets present an opportunity to purchase real property in accordance with the Company's business and purpose, the Board of Directors, in its sole and absolute discretion, may pursue the purchase of real estate in such markets. The Board of Directors will have complete discretion in the types of residential properties purchased by AHIT. Consequently, shareholders will be dependent upon the ability of the Board of Directors to select residential properties that have the most potential to generate potential profits and can be readily marketed and sold.

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Selection Criteria and Methodology for Properties

The Company intends to use a specific methodology when analyzing each property. This methodology is described in the paragraphs that follow. However, these steps are subject to change and refinement by the Board of Directors as warranted by market conditions and other considerations, all in the Board of Directors' sole discretion. The Board of Directors will create a list of potential residential properties is created. Often this list is based on actual homes being auctioned. The homes are then compared under the following factors:

     A.     Potential fair market value and sales price, keeping in mind that:

          i.     Each market has a target sales price; and

          ii.     The potential sales price is determined by looking at a comparative market analysis detailing:

               a.   Homes for sale in the subject area; and

               b.   Homes sold in the subject area.

     B.   Potential acquisition price, keeping in mind that:

          i.   Each property is physically inspected and necessary repairs are estimated; and

          ii.   The acquisition price is based on the potential sales price plus expected costs associated with the property.

Qualified properties, as determined by the Board of Directors in its sole and absolute discretion, will then be evaluated and assessed based on the following:

     A.   Determining if the house has had any reports of meth use. If the home has such a history, it is automatically rejected.

     B.   Performing a lien search to determine what, if any, liens are associated with the property.

If after evaluating a property under the foregoing, the Board of Directors determines that a property is qualified to be acquired, the property is then subjected to a physical inspection by a third party vendor making, at a minimum, an external inspection of the property. Among the matters which will be considered in conducting the physical inspection are:

     A.   Is the property occupied? If the property is occupied, an agreement between AHIT and the current tenant must be reached as to vacating the property and other pertinent considerations in order to continue further with such property.

     B.   What is the condition of the property?

     C.   Are there any major structural concerns with the property? Major structural concerns are automatic cause for rejection of a property.

     D.   Does the property have curb appeal? If a property does not have curb appeal, what would it take to make the property have curb appeal?

     E.   Is the floor plan desirable and functional?

     F.   The extent of any water damage, costs associated with cosmetic enhancements which may be necessary, and other similar factors.

Once the property is acquired, then a detailed plan of action will be put into place regarding the improvement and sale of the property. These project management plans include timelines, order of events and inspections of repairs. All federal and local building codes will be followed. In addition, building permits will be obtained whenever required.

Selection Criteria and Methodology for Tenants

Each potential tenant will be evaluated on a case-by-case basis by the Board of Directors. Regardless, at a minimum, all tenants will be subject to credit and criminal background checks. Tenants will be chosen based on their ability to pay rent and a clear background check.

Management of Properties

At this time, it is anticipated that all rental properties will be managed by CORE Performance Realty, LLC and Performance Realty Management.

FHA Rules and Considerations

Since most residential properties the Company anticipates re-selling in the retail arena involve Federal Housing Administration ("FHA") loans, the Company intends to make all repairs in accordance with FHA standards. FHA has shifted from its historical emphasis on the repair of minor property deficiencies and now only requires repairs for those conditions that rise above the level of cosmetic defects or normal wear and tear, and do not affect the safety of the occupants or the security or soundness of the property.

Accordingly, the Company will focus on repairs that include, but are not limited to, paint, carpet, flooring, windows, roof, decking, furnace, hot water heater, electric, plumbing, etc. The Company believes that focusing on the foregoing repairs, as necessary, will enhance the likelihood that the renovated property can be resold using an FHA loan which, in the current environment of restricted access to credit, works well for first time buyers because it allows individuals to finance up to 97% of the home loan and helps to keep down payments and closing costs at a minimum.

Liquidity and Capital Resources

The Company intends on seeking additional financing, which might result in the dilution of your common stock. In addition, although not anticipated at this time, the Company may leverage all or a portion of its assets to obtain debt financing. Such debt financing could be obtained in connection with a single property or for the Company as a whole.

Competition

The Company faces competition from many entities engaged in real estate investment activities, including individuals, other real estate investment companies including newly formed REITs, and real estate limited partnerships. Our competitors may enjoy significant competitive advantages that result from, among other things, having substantially more available capital, a lower cost of capital and enhanced operating efficiencies. Further, the market for the rental of properties is highly competitive. We also face competition from new home builders, investors and speculators, as well as homeowners renting their properties.

Employees

As of June 30, 2015, the Company employed a total of four people. The Company considers its relationship with its employees to be stable, and anticipates growing its workforce.

Facilities and Logistics

The Company's offices are located at 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085. The Company is in the process of applying as a foreign business entity in the State of Arizona.

Item 1A. RISK FACTORS

An investment in our common stock is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the eventual trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

Although we consider ourselves an operating company following the acquisitions identified herein, we have no operating history, so it will be difficult for potential investors to judge our prospects for success.

We have a limited operating history based solely on the financial history of American Realty through the reverse merger disclosed herein from which to evaluate our business and prospects. We have earned little to no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

The Company plans to increase significantly its expenditures on sales and marketing, technology and infrastructure, expand administrative resources to support the enlarged organization, maintain brand identity, broaden its customer support capabilities, and pursue strategic alliances. To the extent that revenues do not grow at anticipated rates or that increases in such operating expenses precede or are not subsequently followed by commensurate increases in revenues, the Company's business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that the Company will achieve or sustain the substantial revenue growth needed in order to reach profitability.

We may experience potential fluctuations in results.

The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control. These factors include: general economic conditions, specific economic conditions in the transportation industry, demand for transportation products/services, usage and growth of transportation products/services, seasonal sales trends, budget cycles of individual customers, the mix of products or services sold by the Company or the Company's competitors, lengthy sales cycles for Company's products or services, changes in costs of expenses or capital expenditures relating to the Company's expansion of operations, the introduction of new products or services by the Company or its competitors, change in the sales mix, distribution channels or pricing for the Company's products or services. In the future, strategic partners may require payments or other consideration in exchange for providing access to the Company's products or services. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its results.

The company's auditor has substantial doubts as to the Company's ability to continue as a going concern.

Our auditor's report on our 2014 and 2013 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The Company has suffered recurring losses and generated negative cash flows from operations. These raise substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Our future is dependent upon our ability to obtain financing to continue operations and attain profitable operations. We will seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

As of the date of this filing, we have earned revenue. However, we cannot guarantee we will be successful in continuing to generate revenue or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. The board of directors as a whole performs these functions. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We have not developed independent corporate governance.

We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an "emerging growth company."

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002 ("SOX"). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX require that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting.

We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending January 31st on any given year. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors' attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have not achieved profitable operations and continue to operate at a loss. Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in-house sales personnel. There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks significant public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our profitability depends upon achieving success in our future operations through implementing our business plan, increasing sales, and expanding our customer and distribution bases, for which there can be no assurance given.

Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company anticipates that it will continue to incur operating losses in the future. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system.

There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available, the Company may be required to materially curtail or cease its operations.

We are highly dependent on our directors and executive officers.

We depend heavily on our directors and executive officers, and more specifically, Sean Zarinegar (who has also personally guaranteed the debt of our wholly-owned subsidiary, American Realty, serviced by Firstkey). We have written board or executive agreements with Sean Zarinegar with these directors and officers. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive or technical personnel on acceptable terms.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify; however, we may fail to correctly anticipate or quantify insurable risks. Additionally, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future. Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 ("SOX") and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We are a publicly reporting company. The current regulatory climate for publicly reporting companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors.

The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors' and officers' liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Maryland law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

We cannot assure that our marketing and sales efforts will be successful.

Management believes that its marketing and development programs will sustain the business. Additionally, we intend to invest substantial financial resources in the marketing and sales of our business concept. We cannot assure you that our marketing and sales efforts will be successful and that we will be able to capture sufficient market share to realize our financial projections.

The Company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company's revenues may vary by quarter, and the Company's operating results may experience fluctuations.

We cannot assure that acceptance of products and services will be successful.

There is no assurance that customers will accept our product offer.

Risks of borrowing might adversely impact us.

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company's assets resulting in a material adverse effect on the Company's business, operating results or financial condition.

Changes in or missteps in the execution of our business plan may adversely impact operations.

The Company's business plans may change significantly. Many of the Company's potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company's chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company's principals and advisors. Management reserves the right to make significant modifications to the Company's stated strategies depending on future events.

There can be no assurances that secrecy obligations will be honored.

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.

Substantial funds are required in the future to implement our plans.

We may require substantial additional funds in the future to finance our product development and commercialization plans. Our product development schedule could be delayed if we are unable to fund our research and development activities.

Changes in laws or regulations may adversely impact our business.

National, regional and local governments may enact laws that we may be subject to that may adversely impact our operations. In particular, we will be required to comply with certain SEC, state and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied could have a material adverse effect on our business and results of operations.

A downturn in general economic conditions could cause adverse consequences for the Company operations.

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, and any States in which we do business, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company's services and products. Management believes that the impending growth of the market, mainstream market acceptance and the targeted product line of the Company will insulate the Company from excessive reduced demand. Nevertheless, the Company has no control over these changes.

We have not obtained an opinion of counsel as to the tax treatment of certain material federal tax issues potentially affecting the Company, the management, and/or the shareholders.

Moreover, any such opinion, if we obtained one, would not be binding upon the IRS, and the IRS could challenge our position on such issues. Also, rulings on such a challenge by the IRS, if made, could have a negative effect on the tax results of ownership of the Company's securities.

Tax laws are subject to change and these changes could adversely impact our business.

Tax laws are continually being introduced, changed, or amended, and there is no assurance that the tax treatment presently potentially available with respect to the Company's proposed activities will not be modified in the future by legislative, judicial, or administrative action. Congress could enact proposals or laws having an adverse tax impact on our activities and these proposals could be adopted by at any time, and such proposals could have a severe economic impact on us.

Risks Related to Ownership of Our Common Stock

We are subject to the reporting requirements of federal securities laws, which can be expensive.

We are a public reporting company and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

The Company's Chairman of the Board and two current directors do not have recent experience in management of a publicly reporting company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

There is no public market for our securities and an active trading market may not develop.

We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of common stock at a price that is attractive to them, or at all. Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about our business or us. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as "Rule 144," a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144.

However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met: (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company, (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (c) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (d) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as "Form 10 Information."

As a result, although the registration statement on Form 10 originally filed with the SEC on May 18, 2014, intended to provide "Form 10 Information," the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity. This current filing on Form 8-K, frequently referred to as a "Super 8-K," is filed to provide additional information about the Company's planned operations, contracts, shareholders, management, financial position, and other information which the Company believes to constitute Form 10 Information under the SEC's regulations. As such, the Company believes that it has exited the shell company stage of development as of the date of the filing of this Super 8-K Report, in light of the material definitive agreements set forth in Item 1.01 and the completion of the acquisition of assets set forth in Item 2.01, and those contracts further discussed herein and attached as exhibits hereto. The Company submits that these actions and acquisitions are evidence that it no longer meets the definition of a "shell company."

Nevertheless, because of the Company's prior history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144.

As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock, which could result in dilution to the holdings of our stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although as of the date of this registration statement we had intentions or plans to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future, and such issuances could have a dilutive impact on the holdings of our stockholders.

We cannot assure you that the common stock will become liquid or we will be able to maintain the listing requirements of the OTC.

We are quoted on the OTC as a Pink Sheet company. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations or the FINRA rules, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our common stock may be subject to "Penny Stock" restrictions.

As long as our stock price remains at less than $5, we will be subject to so-called penny stock rules, which could decrease our stock's market liquidity. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a publicly reporting company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an "emerging growth company," as more fully described herein, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations.

If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

ITEM 2. FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Form 8-K. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those forward-looking statements below. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the section entitled "Risk Factors" included elsewhere in this Form 8-K.

Results of Operations for the three months ended March 31, 2015 and 2014

The following table sets forth the summary income statement for the three months ended March 31, 2015 and 2014:

Three Months Ended
	March 31, 2015	March 31, 2014
Revenue	$ 90,061	$ 75,018
Operating Expense	$ 893,240	$ 407,665
Net Loss	$ (803,179)	$ (332,647)

For the three months ended March 31, 2015 and 2014, we reported a net loss of $803,179 and $332,647, respectively. The change in net loss between the three months ended March 31, 2015 and 2014 was primarily attributable to the acquisition cost of $325,000 recognized during the three months ended March 31, 2015 in relation to reverse acquisition closed on July 6, 2015 and the increase of $174,057 in general and administrative expense for the three months ended March 31, 2015 due to an increase in marketing and advertising.

Revenue - Net sales for the three months ended March 31, 2015, were $90,061, compared to $75,018 for the three months ended March 31, 2014. This resulted in an increase of approximately $15,043 or 20% from the comparable period. The increase in revenue is primarily a result of the additional of seven rental properties.

Operating Expenses - Operating expenses for the three months ended March 31, 2015, was $893,240, as compared to $407,665 for the three months ended March 31, 2014. The $485,575 increase is primarily attributable to the acquisition cost of $325,000 recognized during the three months ended March 31, 2015 in relations to reverse acquisition closed on July 6, 2015 and the increase of $174,057 in general and administrative expense for the three months ended March 31, 2015 due to an increase in marketing and advertising.

Results of Operations for the year ended December 31, 2014 and 2013

The following table sets forth the summary income statement for the year ended December 31, 2014 and 2012:

Year Ended
	December 31, 2014	December 31, 2015
Revenue	$ 329,202	$ 579,712
Operating Expense	$ 1,810,304	$ 1,100,786
Net Loss	$ (1,481,102)	$ (521,074)

For the year ended December 31, 2014 and 2013, we reported a net loss of $1,481,102 and $521,074, respectively. The change in net loss between the year ended December 31, 2014 and 2013 was primarily attributable to fewer properties sold in 2014 and thus a decrease in gain on sale of real estate properties recognized during the year ended December 31, 2014 and the increase in general and administrative expense for the year ended December 31, 2014 due to the reorganization to a single family rental model.

Revenue - Net sales for the year ended December 31, 2014, were $329,202, compared to $579,712 for the year ended December 31, 2013. This resulted in a decrease of approximately $250,510 or 43% from the comparable period. The decrease in revenue is primarily a result of fewer properties sold in 2014 and thus a decrease in gain on sale of real estate properties recognized during the year ended December 31, 2014.

Operating Expenses - Operating expenses for the year ended December 31, 2014, was $1,810,304, as compared to $1,100,786 for the year ended December 31, 2013. The $709,518 increase is primarily attributable to increase in general and administrative expense for the year ended December 31, 2014 due to the ramp up for the single family rental model.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, maintain our assets, fund our operations and other general business needs. Our liquidity, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Our near-term liquidity requirements consist primarily of purchasing our target assets, restoring and leasing properties and funding our operations.

Our long-term liquidity needs primarily of funds necessary to pay for the acquisition and maintenance of properties; non-recurring capital expenditures; interest and principal payments on our indebtedness; and general and administrative expenses. We seek to satisfy our long-term liquidity needs through cash flow from operations, long-term secured and unsecured indebtedness, the issuance of debt and equity securities, and property dispositions. We have financed our operations and acquisitions to date through the funding by members and third party loans. We believe our current available cash along with anticipated revenues may be insufficient to meet our cash needs for the near future if we do not receive additional funding. Our assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-terms liquidity should a cash flow shortfall arise that cause a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise. There can be no assurance that financing will be available in amounts or terms acceptable to us, if at all. In that event, we would be required to change our growth strategy and seek funding on that basis, if at all.

Cash Flow Information

Net cash used for operating activities for the three months ended March 31, 2015 and 2014 was $868,127 and $299,859, respectively. The increase in cash used in operating activities was primarily related to the refocusing of our business to the single family rental business model and the occurrence of $325,000 in acquisition expense related to our restructuring.

Net cash used for operating activities for the years ended December 31, 2014 and 2013 was $1,502,436 and $1,209,191, respectively. The increase in cash used in operating activities was primarily related to restructuring to the single family rental business model and the reduction in gain on sale of assets from $297,904 in fiscal 2013 to $38,244 in fiscal 2014.

Net cash used in investing activities for the three months ended March 31, 2015 was $522,597 as compared to $218,282 for the three months ended March 31, 2014. The increase in cash used in investing activities was primarily related to investing in additional properties of $522,733 during the three months ended March 31, 2015 as compared to $98,282 during the three months ended March 31, 2014.

Net cash provided by investing activities for the years ended December 31, 2014 and 2013 was $331,039 and $732,534, respectively. The decrease in cash from investing activities was primarily related to reselling fewer properties during 2014 while the Company refocused on the buy and hold model. We received proceeds of $546,923 from the sale of real estate properties in fiscal 2014 as compared to proceeds of $1,236,993 from the sale of real estate properties in fiscal 2013.

Net cash obtained through all financing activities for the three months ended March 31, 2015, of $1,326,683, as compared to $390,000 for the three months ended March 31, 2014. The change was due to proceeds from sale of membership units of $1,216,502 in the three months ended March 31, 2015 as compared to $400,000 in the three months ended March 31, 2014, and proceeds from issuance of notes payable of $120,000 in the three months ended March 31, 2015 as compared to $0 in the three months ended March 31, 2014.

Net cash obtained through financing activities for the years ended December 31, 2014 and 2013 was $1,292,855 and $613,089, respectively. The change in cash from financing activities was primarily due to proceeds from sale of membership units offset by repayments of promissory notes payable. We received proceeds from the sale of membership units of $2,001,029 in fiscal 2014 as compared to $1,462,089 in fiscal 2013. We also repaid notes payable of $708,174 during fiscal 2014 as compared to $849,000 during fiscal 2013.

Our estimated working capital requirement for the next 12 months is $350,000 with an estimated burn rate of $30,000 per month. As reflected in the accompanying financial statements, we had cash of $240,330 at March 31, 2015.

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings (however, our wholly-owned subsidiary does service debt related to the properties owned by the subsidiary), and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements. Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report. We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Investment in Real Estate - We allocate the purchase price to tangible assets of an acquired property (which includes land and building) based on the estimated fair values of those tangible assets. Fair value for land and building is based on the purchase price for these properties.

Property/SFRs acquired not subject to an existing lease are accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs. We incur costs to prepare our acquired properties to be rented. These costs are capitalized and allocated to building costs. Costs related to the restoration or improvement of our properties that improve and extend their useful lives are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the useful lives of the properties (building and improvements - 27 years).

Revenue Recognition - Rental income for property leases is recorded when due from residents and is recognized monthly as it is earned. We lease single-family residences that we own and manage directly to tenants who occupy the properties under operating leases, generally, with terms of one year. We perform credit investigations on prospective tenants and obtains security deposits. Sales and the associated gains or losses of real estate assets are recognized in accordance with the provisions of ASC Topic 360-20, Property, Plant and Equipment - Real Estate Sale. The specific timing of a sale is measured against various criteria in ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, we defer some or all of the gain recognition and accounts for continued operations of the property by applying the finance, leasing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Related Party - A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with ourselves. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Properties

We currently lease an office at the address set forth above. We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company's operations grow, we anticipate finding other office space as needed.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The Company currently has 6,141,483 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this filing. Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this filing.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent (%) of Common Stock
Named Executive Officers
Sean Zarinegar	1,060,810(2)	17.27%
Kenneth Hedrick	24,000	<1.0%

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned.

(2) Mr. Zarinegar is the sole member of Performance Realty Management. Performance Realty Management is the Manager under the Operating Agreement for American Realty Partners, which upon closing of the Subsidiary Agreement because a wholly-owned subsidiary of the Company. Mr. Zarinegar, individually, owns 1,000,000 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company is not a party to any actual or pending litigation, and neither are its directors or officers. The same holds true for any bankruptcy or criminal proceedings.

(a) Employment Agreements and Compensation

See Item 6, below.

(b) Equity Incentive Plan

As of the date of this filing, the Company has not entered into any Equity Incentive Plans with its directors, officers, promoters or control persons.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, MANAGEMENT

On or about June 24, 2015, Eric Stoffers and Bill Deegan resigned from their previously disclosed officer and director positions. The Company considers their previously disclosed compensation agreements to be terminated. As of this filing, the current directors and officers are as follows:

Name	Age	Position
Sean Zarinegar Kenneth Hedrick Jeff Howard Monica Andreas	44 46 52 33	Chairman of the Board; Chief Executive Officer; Chief Financial Officer, President and Treasurer Director Director Secretary

Biographical Information for Sean Zarinegar, Age 44, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer

Mr. Zarinegar brings more than twenty years of experience in operations, evaluation, investment and management of real estate assets and is responsible for new asset origination, evaluation, analysis and due diligence, as well as overall executive direction. Mr. Zarinegar brings investment experience to the company as well as experience having formed successful business partnerships and has acquired a talented team of experts necessary to support ongoing and future projects and opportunities. Mr. Zarinegar has been an active real estate investor in Arizona, Texas, and Nevada as well as Colorado and Southern California, and has been tasked by the Corporation in leading efforts to convert the Corporation to a Real Estate Investment Trust consistent with 26 USC § 856.

Mr. Zarinegar is focused on maximizing the tremendous opportunity in the Phoenix, Arizona real estate market. With the decades of experience behind him, along with a severely depressed real estate market, the opportunities are abundant. Mr. Zarinegar is subject to consent cease and desist orders issued by the Kansas Securities Commission and Alabama Securities Commission. These orders are not related to the Company.

Biographical Information for Kenneth Hedrick, Age 45, Director

Mr. Hedrick brings over 21 years of residential mortgage and banking experience to the board of American Housing Income Trust. He currently serves as Vice President of foreclosure, bankruptcy, and loss recovery for TCF National Bank in Michigan, a subsidiary of TCF Financial Corporation, a $19 billion Minnesota-based national bank holding company.

He began his career with TCF right out of college, handling production, underwriting, and approval of residential and consumer loans. As he entered production management, his roles included customer financial analysis, compliance, and audit oversight. In the years since 2009, Mr. Hedrick gained expertise through portfolio management in the areas of foreclosure, bankruptcy, loss recovery, collections, loss mitigation, REO, as well as oversight of legal matters as they relate to residential customers. In the world of increased regulatory oversight, Mr. Hedrick also brings a wealth of knowledge when it comes to interacting with, and responding to, regulators and auditors for issues ranging from operational practices to policy development and disaster recovery plans.

Mr. Hedrick is currently elected to his 2nd term on the Board of Education for the Avondale School District in Auburn Hills, Michigan. He has sat on this board since 2006, holding officer positions of Secretary and Treasurer, and currently serves as Board President. Mr. Hedrick holds a bachelor degree in business administration from Hope College, and currently resides in Bloomfield Hills, Michigan.

Biographical Information for Jeff Howard, Age 52, Director

Mr. Howard entered the financial industry as a Financial Consultant with Shearson Lehman Bros. holding Series 3, 6, 7, 63 as well as a Life and Health Insurance license. Having personally experienced the security and value of real estate, Don accepted the position of Regional Manager with the sixth largest Real Estate Syndicator in the United States in 1987 focusing on Private Placements and Public Partnerships. Don received his undergraduate degree from Loyola University, New Orleans.

Biographical Information for Monica Andreas, Age 33, Secretary

Mrs. Andreas has more than ten years' experience in the finance industry. She began her career as an administrative assistant with a small private lending firm. It was there she developed her skills in compliance, collections, loss prevention, underwriting, small claims court, auditing and bankruptcy. These skills helped expand the small business into a fast-growing, high profit company with over a dozen locations statewide. She was promoted to Vice President of Administration and Executive Administration to the Chief Executive Officer for the reminder of her time there. The knowledge and understanding of business administration, and her interest in the real estate market is what makes Mrs. Andreas a crucial part of the American Housing Income Trust team.

ITEM 6. EXECUTIVE COMPENSATION.

Executive Compensation

Advisory Board Consulting and Compensation Agreement - Sean Zarinegar (Director)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Advisory Board Consulting and Compensation Agreement for Director Sean Zarinegar effective May 15, 2015. The Company retained Mr. Zarinegar through the issuance of 1,000,000 shares of common stock in the Company upon the Company's confirmation of the approval of the reverse stock split by FINRA.

The Company has agreed to pay Mr. Zarinegar an annual fee equal to $120,000 or 1% of the Company's assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company's auditors conclude that the asset-based compensation limits or impairs the Company's intent of becoming a real estate investment trust or impairs the Company's status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission. The Consulting Fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Company. All such payments shall be paid on a "1099" basis.

The Company also recognizes that Mr. Zarinegar is a significant independent contractor to the Company. In addition to providing advisory services to the Board of Directors based on his education, experience and training in the business operating by the Company, the Advisor is incurring risk and exposure in guaranteeing the Firstkey debt service (which is currently in the final stages of negotiation and will be reported on Form 8-K once closed). Although the Firstkey debt service is to American Realty, as the parent entity, the Company ultimately benefits from the debt service. Recognizing that the consideration, above, does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company's common stock (post-split) on the first, second and third anniversary. The Company agrees to issue these shares into its treasury for future issuance to Mr. Zarinegar with a legend indicating that the shares are for future issuance under the terms of this Agreement. Mr. Zarinegar and the Company acknowledge that, concomitant with the execution of its employment agreement with Mr. Zarinegar, the Company has approved for execution and has executed the Stock Exchange Agreement. In the event counsel for the Company or its tax advisors advise the Company that the stock issuance to Mr. Zarinegar might impair the intended tax-free reorganization under the Stock Exchange Agreement, the Company shall agree to hold the shares identified herein in escrow until such time the Board of Directors and its advisors conclude that the shares may be issued in any manner that does not interfere with the intended tax free restructuring of the Company. Mr. Zarinegar's profile has been disclosed in previous filings, and is incorporated herein by reference.

Mr. Zarinegar's agreement is subject to specific termination provisions. In the event of Mr. Zarinegar's death or total disability (defined as his inability to perform his duties under the agreement for three (3) consecutive fiscal quarters) during the Term, the agreement shall terminate on the date of such death or disability; provided that, such termination does not relieve the Company of its obligations to make the payments set forth in the agreement accrued through the date of such termination. The Company may terminate the agreement for "Cause" at any time and without notice. The Company shall have "Cause" to terminate the agreement if (a) Mr. Zarinegar breaches any provision of this Agreement, or (b) Mr. Zarinegar engages in conduct which is intentionally injurious to the Company as determined by the Board. It is not considered termination for "Cause" if Mr. Zarinegar is terminated through a majority vote of the shareholders entitled to vote.

If Mr. Zarinegar is terminated by the Company for Cause or if he voluntarily terminates his services prior to the end of the Term (other than due to death or disability), in consideration of a release of any actual or perceived claims Mr. Zarinegar might have against the Company, within three weeks from the date of termination, Mr. Zarinegar may send confirmation of his release of any and all claim, and in turn, the Company shall pay the him fifty-percent (50%) of the balance due and owing over the balance of the Term (the "For Cause Severance Payment"). The Company shall pay half of the For Cause Severance Payment within sixty (60) days of Mr. Zarinegar's confirmation of release, and the balance within sixty (60) days thereafter.

In the event the Company does not pay the For Cause Severance Payment as agreed upon herein, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month (the "Note Obligation"). The parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the parties mutually agree otherwise. In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation.

If Mr. Zarinegar is terminated by the Company other than for Cause prior to the end of the Term, or is terminated by vote of the majority of shareholders entitled to vote, Mr. Zarinegar shall be entitled to payment of one-hundred percent (100%) of the balance due and owing over the balance of the Term (the "No Cause Severance Payment"). The Company shall pay half of the No Cause Severance Payment within sixty (60) days of Advisor's confirmation of release, and the balance within sixty (60) days thereafter.

In the event the Company does not pay the No Cause Severance Payment as agreed upon herein, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month (the "Note Obligation"). The Parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the Parties mutually agree otherwise. In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation. In the event Mr. Zarinegar resigns from the Board of Directors, and voluntarily terminates the agreement, Mr. Zarinegar agrees to waive any and all remaining amounts due as a Consulting Fee, but retains the right to reimbursement of any expenses. Regardless of the basis for termination, the Company shall issue the shares of common stock identified in the agreement within fifteen (15) days of the notice of termination.

Advisory Board Consulting and Compensation Agreement - Kenneth Hedrick (Director)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Board Director Agreement for Director Kenneth Hedrick effective May 15, 2015. In consideration of Director's services, the Company has agreed to issue 25,000 shares of restricted common stock in the Company to Director upon the Company's confirmation of the approval of the reverse stock split currently pending with FINRA, and to the extent such split is not approved, an equivalent issuance based on the same percentage against issued and outstanding shares in the Company. The shares issued in lieu of compensation shall be assessable against the Company, and considered issued and outstanding. Mr. Hedrick's profile has been disclosed in previous filings, and is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

As of the date of this Report, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system. Our Common Stock is traded on the OTC Bulletin Board. The OTC Bulletin Board does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Related Party Transactions

As set forth above, the Company has engaged in, and anticipates that it will continue to engage in, related party transactions with American Realty and Performance Realty . The Company believes that maintaining a relationship with American Realty and Performance Realty will enhance its prospects of success and facilitate additional benefits for its shareholders.

ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is listed on the OTC Bulletin Board - Pink Sheets under AFFWD, which will be amended to AHIT effective July 9, 2015.

Penny Stock Considerations

Our shares of common stock currently trade as "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

  Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

  Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

  Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

  Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders

As of the date of this report, we have 588 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Per Item 701 of Regulation S-K, the Company discloses the following sale of its unregistered securities. On December 17, 2007, the Company issued 5,000,000 shares of common stock at the time of incorporation as "founder's shares" to Yulia Nesterchuk. On April 30, 2008, the Company filed its Form S-1 Registration Statement under the Securities Act of 1933 registering 2,000,000 shares of our common stock at an offering price of $0.10. On May 30, 2008, the Company completed its public offering and raised $50,830 by selling 508,300 shares of registered common stock. See Form 10-Q dated June 16, 2008. On October 17, 2008, our shares of common stock began trading on the OTC Bulletin Board under the symbol "GBKR."

As of May 17, 2010, we had approximately 51 shareholders of record and 50,166,000 outstanding shares of common stock. On July 23, 2012, Cortland Communications, LLC ("Cortland"), a Utah limited liability company ("Cortland"), whose principal was Mark T. Gleason, entered into a share purchase agreement with the Company. Under the terms of the agreement, Cortland purchased a control block consisting of approximately seventy-nine and forty-six one hundredths percent (79.46%) of the outstanding common shares of the Company in consideration for $75,000. As of July 31, 2012, the Company had 50,355,969 shares of common stock issued and outstanding.

On August 2, 2012, 24,000,000 shares of our common stock were issued in consideration of a release of a note payable to three shareholders. These shares were issued to Robert Thast (7,000,000), Phillip Brooks (7,000,000) and Yuriy Nesterchuck (10,000,000). On August 23, 2012, in consideration of the release of a note payable, the Company issued 3,380,000 shares of its common stock. On July 12, 2013, in exchange for notes payable and accrued interest of $16,098, the Company issued 73,549 shares of common stock to Cortland.

On January 24, 2014, the Company recorded minutes on a proposed a 775:1 reverse stock split. As of March 7, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect this split. The reverse stock split had been approved by FINRA with the effective date of February 21, 2014. As of January 31, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect the proposed 775:1 reverse stock split.

On April 1, 2014, 69,531,000 shares of common stock were issued for consulting services. The shares of common stock had been valued at $695 based on par value for the issuance for these shares on the date of the grant. The shares were issued to:

Fortitude Group, Inc.	9,250,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Friction and Heat, LLC	6,250,000 Common Shares;
Procap Funding, Inc.	6,250,000 Common Shares;
Rochester Equities of NY, Inc.	6,700,000 Common Shares;
Data Capital Corp.	6,700,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc.	6,250,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Libra6 Management Corp.	6,481,000 Common Shares; and
Gemini Group Global Corp.	2,000,000 Common Shares.

For the six-month period between January 31, 2014 and July 31, 2014, the Company had issued 198 shares of common stock due to beneficial roundup and recalculation of the previous reverse split. As of April 30, 2014, the Company had 69,705,022 shares of common stock issued and outstanding.

On July 25, 2014, the Company recorded a stock payable of 9,000,000 shares of common stock, in exchange for received payment of $1,800. As of July 31, 2014, the Company had 69,705,083 shares of common stock issued and outstanding. On August 19, 2014, 9,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $1,800 recorded on July 25, 2014, and 18,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $3,600 recorded on August 14, 2014.

A change of control of the Company occurred on October 28, 2014 when Cortland acquired 20,000 shares of the Series A Preferred Stock in consideration for the retirement of debt owed the entity. According to the Form 10-Q dated December 15, 2014, as of the filing, the Company had 94,568,770 shares of common stock issued and outstanding.

On February 4, 2015, the Board of Directors for the Company ratified and approved, amongst other things, the private sale of 20,000 shares of the Series A Preferred Stock and 58,809,678 shares of Common Stock representing 50.79% of the total outstanding of 116,068,770 Common Stock outstanding of the Company. The Share Purchase Agreements were entered into between the selling shareholders, below, American Realty and the Company. These agreements are collectively referred to herein as the "SPAs". The SPAs closed escrow on February 13, 2015 with the receipt of medallion signed transfers of the restricted certificates. The selling shareholders were as follows:

Aquamarine Holdings, LLC	9,000,000 Common Shares;
Dunlap Consulting, LLC	9,000,000 Common Shares;
Nutmeg State Realty, LLC	9,000,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc	6,250,000 Common Shares;
Friction & Heat, LLC	6,250,000 Common Shares;
Cortland Comm., LLC	109,678 Common Shares.

These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Corporation. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland (the "Series A Preferred"). As of the close of business on March 2, 2015, the Company had 116,068,770 shares of common stock issued and outstanding and 20,000 shares of preferred stock issued and outstanding. As a result of the reverse stock split approved by FINRA effective June 10, 2015, and as a result of the subsequent beneficial round-up and conversion of its Series A Preferred Stock, American Realty holds title to 60,810 shares of common stock.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

General

The following summary includes a description of material provisions of the Company's capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, of which there are 6,141,483 issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued or outstanding.

The Maryland charter authorizes our Board of Directors to classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our Board of Directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. This action may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

We believe that the power of the Board of Directors to approve amendments to the Maryland charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue the classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Similar to the power currently held by the Company's Board of Directors, after the Maryland Conversion, our Board of Directors will have the power to authorize the Company to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of its common stock or otherwise be in the best interests of the Company.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends. The MGCL provides that dividends and other distributions may be declared and paid on the corporation's capital stock as authorized by the board and subject to any restrictions contained in the corporation's charter, provided that no dividends may be paid if, after giving effect to the dividend or other distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, any amount required to be paid to holders of preferred stock in the event of a dissolution of the corporation. Notwithstanding clause (ii) in the immediately preceding sentence, a corporation may make a dividend or other distribution from: (a) the net earnings of the corporation for the fiscal year in which the dividend or other distribution is made; (b) the net earnings of the corporation for the preceding fiscal year; or (c) the sum of the net earnings of the corporation for the preceding eight fiscal quarters.

The Maryland Bylaws state that dividends and other distributions may be authorized by the Board of Directors and may be paid in cash, property or stock of the corporation, subject to the provisions of law and the Maryland charter. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Maryland charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires corporations (unless the charter provides otherwise, which the Maryland charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  the director or officer actually received an improper personal benefit in money, property or services; or

  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may not indemnify a director or officer in a suit by or in the right of the Company in which the director or officer was adjudged liable to the Company or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the Company, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits the Company to advance reasonable expenses to a director or officer upon receipt of:

  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company; and

  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Maryland charter authorizes the Company to obligate itself, and the Maryland Bylaws obligate the Company to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity;

  any individual who, while a director or officer of the Company and at its request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Maryland charter and Bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this report on Form 8-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

See Item 9.01 of this report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See "ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES" under Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

On February 4, 2015, as set forth in the February 5, 2015 Form 8-K, the Board of Directors for the Company ratified and approved, amongst other things, the private sale of 20,000 shares of the Series A Preferred Stock, each of which have the voting right to 25,000 votes per share on all matters submitted to a vote of the shareholders, and 58,809,678 shares of common stock representing 50.79% of the total outstanding of 116,068,770 shares of common stock outstanding of the Company. As a result of this transaction, a change of control of the Company had taken place.

Item 5.06 CHANGE IN SHELL COMPANY STATUS.

Securities Act Rule 405 and Exchange Act Rule 12b-2 defines a "shell company" as a company, other than an asset-backed issuer, with no or nominal operations, and either (a) no or nominal assets, (b) assets consisting of cash and cash equivalents, or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. The Company submits to the United States Securities and Exchange Commission (the "Commission") that it has more than nominal operations and more than nominal assets.

In the Commission's Final Rule dated July 15, 2005, and cited as 17 CFR 230, 239, 240 and 249 (hereinafter referred to as the "July 2005 Rule"), the Commission "...recognize [d] that companies and their professional advisors often use shell companies for many legitimate corporate structuring purposes." See p. 3 to the July 2005 Rule. Although the Commission would not define what constituted "nominal" on the basis that doing so would "...make circumventing the intent of our regulations and the fraudulent misuse of shell companies easier," the Commission seemed to imply, in assessing the issue in conjunction with the filing of a Form S-8 by a shell company, that a shell company does "not operate businesses." Id. at 4. The Company operates a business. The Company has a number of legally binding contracts that are producing revenue. It is implementing its business plan, as set forth herein. The Company has rights, title and use of assets consisting of contracts and leases.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

Financial Statements - see Exhibit 99.1

(b) Pro Forma Financial Information

Pro Forma Financial Statements - see Exhibit 99.2

(c) Shell Company Transactions

See above in response to 9.01 (a) and 9.01 (b).

(d) Exhibits

Exhibit	Description

(d) Exhibits. Pursuant to Item 601 of Regulation S-K (17 CFR 229.601), the Company incorporates by reference all prior exhibits, as if fully disclosed herein. In addition, the Company has produced the following exhibits as part of its filing:

99.1	Financial Statements
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOUSING INCOME TRUST, INC. By:/s/Sean Zarinegar Sean Zarinegar Chief Executive Officer President Dated: July 6, 2015